UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Financing Agreement

On February 25, 2025, Danimer Scientific, Inc. (the “Company”), as borrower, and certain subsidiaries of the Company, as guarantors, entered into a Third Amendment (“Amendment No. Three”) with the lenders party thereto (the “Lenders”), and U.S. Bank Trust Company, National Association, as administrative agent and collateral agent, which amended that certain Financing Agreement dated March 17, 2023 (as amended from time to time including by the Amendment No. Three, the “Financing Agreement”), pursuant to which, among others, all remaining funds on deposit in the Interest Reserve Account (as defined in the Financing Agreement), after giving effect to (i) the payment of the interest accrued under the Financing Agreement as of the Third Amendment Effective Date (as defined in Amendment No. Three), (ii) the release of $2 million to the Company and (iii) the payment of the fees and expenses as contemplated by Amendment No. Three, will be used to repay a portion of the Term Loans outstanding under the Financing Agreement.

In addition, Amendment No. Three, among other things, provides for all future interest payments under the Financing Agreement to be paid-in-kind via the issuance of “PIK” loans, upsizes the principal amount of permitted borrowings under the Secured Promissory Note from $11,250,000 to $16,250,000 and removes certain consent rights previously granted to the insurers under the AON Insurance Policy (as defined in the Financing Agreement). In exchange for these beneficial changes, certain restrictions were tightened with respect to the Company’s ability to enter into new debt financing arrangements, consummate investments and consummate certain asset sales, and the Company agreed to pay the fees and expenses of the Lenders under the Financing Agreement and the insurers under the AON Insurance Policy in connection with Amendment No. Three.

Forbearance Extension and Consent

As previously disclosed on Current Report on Form 8-K filed on February 11, 2025, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with the Payees (as defined in the Senior Secured Note), pursuant to which the Payees agreed to forbear from enforcing their full remedies under that certain Super Senior Secured Uninsured Promissory Note dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time including by the Consent and Forbearance Extension (as defined below), the “Senior Secured Note”).

On February 25, 2025, the Company as the issuer, certain subsidiaries of the Company, as guarantors, and the Payees entered into that certain Consent Under Super Secured Uninsured Promissory Note and Forbearance Extension Notice (the “Consent and Forbearance Extension”), pursuant to which the Payees (1) elected to extend the date set forth in clause (a) of the definition of “Forbearance Termination Date” (as defined in the Forbearance Agreement) to March 31, 2025 and (2) consented to the Company’s entering into Amendment No. Three and consummating the transactions contemplated therein.

Except as set forth above, all other terms, conditions and rights of each of the Financing Agreement, Senior Secured Note, the Forbearance Agreement and the Consent and Forbearance Extension remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	February 28, 2025	By:	/s/ Stephen A. Martin
Stephen A. Martin Chief Legal Officer and Corporate Secretary